Exhibit 99.1

SailPoint Announces Upcoming Departure of Chief Revenue Officer

AUSTIN, April 23, 2019 – SailPoint Technologies Holdings, Inc. (NYSE: SAIL), the leader in enterprise identity governance, today announced that Howard Greenfield will continue as SailPoint’s Chief Revenue Officer through July 31, 2019, while a search for his successor is conducted.

“I would like to thank Howard for his many contributions to SailPoint over the last five years.  During his tenure, we have experienced a period of rapid revenue growth and further established ourselves as a leader in identity governance. Howard has helped build a world-class sales organization and strong relationships with our partner network, meaningfully expanding our global reach,” said Mark McClain, CEO and Co-founder of SailPoint. “We look forward to Howard’s contributions over the next several months through this transition, and we wish him well in his future endeavors.”

“I am thankful to Mark and the SailPoint Board of Directors for giving me the opportunity to lead our global sales organization and to the entire SailPoint team for their commitment to driving results for SailPoint over time,” said Howard Greenfield.  “I am committed to helping the team in its search for my successor and to ensuring a smooth transition process.”

Forward-Looking Statements:

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding the Company’s expectations regarding the Chief Revenue Officer transition. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: our ability to attract and retain customers and our ability to deepen our relationships with existing customers; our expectations regarding our customer growth rate; our ability to maintain successful relationships with our channel partners and further develop strategic relationships; our ability to develop or acquire new solutions, improve our platform and solutions and increase the value of and benefits associated with our platform and solutions; our ability to compete successfully against current and future competitors; our plans to further invest in and grow our business, and our ability to effectively manage our growth and associated investments; our ability to adapt and respond to rapidly changing technology, evolving industry standards, changing regulations and changing customer needs; our ability to maintain and enhance our brand or reputation as an industry leader and innovator; our ability to hire, retain, train and motivate our senior management team and key employees; our ability to successfully enter new markets and manage our international expansion; adverse economic conditions in the United States, Europe or the global economy; significant changes in the contracting or fiscal policies of the public sector; actual or perceived failures by us to comply with privacy policy or legal or regulatory requirements; our ability to maintain third-party licensed software in or with our solutions; and our ability to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies. These and other important risk factors are described more fully in our reports and other documents filed with the Securities and Exchange Commission (“the SEC”) including under “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 18, 2018.

Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

SailPoint: The Power of Identity™

SailPoint, the leader in enterprise identity governance, brings the Power of Identity to customers around the world. SailPoint’s open identity platform gives organizations the power to enter new markets, scale their workforces, embrace new technologies, innovate faster and compete on a global basis. As both an industry pioneer and market leader in identity governance, SailPoint delivers security, operational efficiency and compliance to enterprises with complex IT environments. SailPoint’s customers are among the world’s largest companies in a wide range of industries, including: 8 of the top 15 banks, 4 of the top 6 healthcare insurance and managed care providers, 9 of the top 15 property and casualty insurance providers, 5 of the top 13 pharmaceutical companies, and 11 of the largest 15 federal agencies.

More information on SailPoint is available at: www.sailpoint.com.

Media Relations:

Jessica Sutera

Jessica.Sutera@sailpoint.com

978-278-5411

Investor Relations:

Staci Mortenson

ICR for SailPoint

investor@sailpoint.com

512-664-8916